Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 28, 2025, with respect to the financial statements of LiqTech International, Inc. for the years ended December 31, 2024 and 2023, in its registration statement on Form S-1, relating to the registration of common stock and warrants on the date filed hereof.

We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

November 26, 2025